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EXHIBIT 99.1


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/X/ PLEASE MARK VOTES                            REVOCABLE PROXY
    AS IN THIS EXAMPLE                      PINNACLE FINANCIAL PARTNERS, INC.
                                                                                                      For       Against      Abstain
    SOLICITED BY THE BOARD OF DIRECTORS                PROPOSAL #1:  To approve the merger            / /        / /          / /
  FOR THE ANNUAL MEETING OF SHAREHOLDERS               agreement, dated as of September 30, 2005,
      TO BE HELD ON DECEMBER 21, 2005                  between Pinnacle and Cavalry Bancorp, Inc., pursuant to which Cavalry
                                                       Bancorp, Inc. will merge with and into Pinnacle and the Issuance of
  The undersigned hereby appoints Robert A. McCabe,    Pinnacle common stock in connection with the merger.
Jr. or M. Terry Turner or either of them, as
Proxies, each with the power to appoint his                                                           For       Against      Abstain
substitute, and hereby authorizes them or either of    PROPOSAL #2: To approve the adjournment of     / /        / /          / /
them to represent and to vote, as designated below,    the Pinnacle special meeting of shareholders,
all of the common stock of Pinnacle Financial          if necessary, to permit Pinnacle to solicit additional proxies if there
Partners, Inc., ("Pinnacle") which the undersigned     are insufficient votes at the special meeting to constitute a quorum
would be entitled to vote if personally present at     or to approve the merger agreement and the Issuance of Pinnacle common
the special meeting of shareholders to be held at      with the merger.
Pinnacle Financial Partners' offices at 211
Commerce Street, Suite 100, Nashville, Tennessee       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
37201 on December 21, 2005, at 10:00 a.m., Central     DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO
Time, and at any adjournments of the special           THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.
meeting, upon the proposals described in the
accompanying Notice of Special Meeting and the         DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS
Joint Proxy Statement/Prospectus dated November 14,    WHICH MAY COME BEFORE THE ANNUAL MEETING.
2005 relating to the special meeting, receipt of
which are hereby acknowledged.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE
      SHAREHOLDERS VOTE "FOR" THE PROPOSALS.           PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE  ----->    / /
                                                       ANNUAL SHAREHOLDERS MEETING.


                                               --------------------
      Please be sure to sign and date         |  Date              |
        this Proxy in the box below.          |                    |
 -------------------------------------------------------------------
|                                                                  |
|                                                                  |
|                                                                  |
 --- Shareholder sign above -------Co-holder (if any) sign above ---

+                                                                                                                                 +
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                             DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                                                 PINNACLE FINANCIAL PARTNERS, INC.
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If stock is held in the name of more than one person, all holders must sign.
Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.



      PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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